UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2007

FOREFRONT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry of a Material Definitive Agreement.

Effective October 31, 2007, Forefront Group, Inc., our wholly owned subsidiary (“Forefront”), entered into a Restated Employment Agreement with Richard Allen Oleksyk, Forefront’s President. Mr. Oleksyk’s restated employment agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The restated employment agreement provides for an annual base salary of $225,000 and has an initial term of four years, commencing April 16, 2007. The employment agreement also provides for annual bonuses as determined by Forefront’s Board of Directors and options to purchase 500,000 shares of Forefront’s common stock. The restated employment agreement supersedes and replaces the employment agreement entered into with Mr. Oleksyk on April 16, 2007.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 5, 2007, we announced that J. Stan Harris has been appointed as the Chief Executive Officer of Forefront. The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference. Mr. Harris previously directed all disciplines of operations, finance, sales and marketing, human resources, risk management and information technology as president for TJM Restaurant Management, a Louisiana-based operator of multiple restaurant chains including Ruth’s Chris Steak Houses, Ruffino’s Italian Restaurant, TJ Ribs and Ninfa’s Mexican Restaurant.

In connection with his appointment as Chief Executive Officer, Forefront entered into an Employment Agreement with Mr. Harris effective November 1, 2007. Mr. Harris’s employment agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The employment agreement provides for an annual base salary of $318,600 and has an initial term of four years. The employment agreement also provides for annual bonuses as determined by Forefront’s Board of Directors and options to purchase 1,764,706 shares of Forefront’s common stock. The employment agreement also provides a change in control provision. This provision provides that in the event Mr. Harris is terminated as a result of a change in control of Forefront, we are obligated to continue paying Mr. Harris’s base salary for a period of 12 months following such termination. In addition, any unvested stock options would immediately vest upon such termination. A change in control includes reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were Forefront shareholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of Forefront in substantially the same proportions as their ownership immediately prior to such transaction. A change in control also includes liquidation or dissolution or the sale of all or substantially all of Forefront’s assets.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Restated Employment Agreement, effective October 31, 2007, by and between Forefront Group, Inc. and Richard Allen Oleksyk.

10.2	Employment Agreement, effective November 1, 2007, by and between Forefront Group, Inc. and J. Stan Harris.

99.1	Forefront Holdings, Inc. Press Release, dated November 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREFRONT HOLDINGS, INC.

Dated: November 9, 2007	By:	/s/ Richard M. Gozia
Richard M. Gozia
Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Restated Employment Agreement, effective October 31, 2007, by and between Forefront Group, Inc. and Richard Allen Oleksyk.

10.2	Employment Agreement, effective November 1, 2007, by and between Forefront Group, Inc. and J. Stan Harris.

99.1	Forefront Holdings, Inc. Press Release, dated November 5, 2007.